                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this  Registration  Statement of
Del Global  Technologies  Corp. on Form S-3 of our report dated November 3, 2003
(which  report  expresses an  unqualified  opinion and  includes an  explanatory paragraph  relating to the Company's change in method of accounting for goodwill and other  intangible  assets to conform to Statement  of  Financial  Accounting
Standards  No. 142),  appearing in the Annual  Report on Form 10-K of Del Global
Technologies  for the year ended August 2, 2003 and to the reference to us under the heading  "Experts"  in the  Prospectus,  which is part of this  Registration
Statement.

/s/ Deloitte & Touche LLP

New York, NY
March 23, 2004